Exhibit 99.1

C2I GENOMICS INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

INDEX

Page

Report of Independent Auditors	2-3

Consolidated Balance Sheet	4

Consolidated Statement of Operations	5

Consolidated Statement of Changes in Convertible Preferred Stocks and Stockholders' Equity (Deficiency)	6

Consolidated Statement of Cash Flows	7

Notes to Consolidated Financial Statements	8 – 28

- - - - - - - - - - - - - - - - - - -

REPORT OF INDEPENDENT AUDITOR

To the Stockholders and Board of Directors of

C2I GENOMICS INC.
Opinion
We have audited the consolidated financial statements of C2I Genomics Inc. (the "Company"), which comprise the consolidated balance sheet as of December 31, 2023, and the related consolidated statements of operations, changes in convertible preferred stocks and stockholders' equity (deficiency), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.
/s/ KOST FORER GABBAY & KASIERER

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
April 16, 2024	A Member of EY Global

C2I GENOMICS INC.

CONSOLIDATED BALANCE SHEET
U.S. dollars in thousands

December 31
2023
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$18,804
Accounts receivable	6
Prepaid expenses and other current assets	519

Total current assets	19,329

LONG-TERM ASSETS
Property and equipment, net	412
Right of Use Asset - Operating leases	1,244
Restricted deposits for leases	188

Total assets	$21,173

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Trade payables	$757
Payroll and benefit related liabilities	1,356
Other accounts payable	998
Deferred revenue	94
Current portion of lease liabilities	685

Total current liabilities	3,890

LONG-TERM LIABILITIES
Lease liabilities	841
Convertible promissory notes	78,568

Total long-term liabilities	79,409

Total Liabilities	83,299

COMMITMENT AND CONTINGENT LIABILITIES (Note 9)
CONVERTIBLE PREFERRED STOCKS
Convertible Preferred Seed stock of $0.001 par value - Authorized, Issued and outstanding: 4,301,075 shares	1,171
Convertible Preferred A stock of $0.001 par value - Authorized, Issued and outstanding: 13,952,268 shares	11,914
13,085
STOCKHOLDERS' EQUITY (DEFICIENCY):
Share capital -
Common stocks of $0.001 par value - Authorized: 35,000,000, Issued and outstanding: 10,348,357 stocks at December 31, 2023	10
Additional paid-in capital	854
Accumulated deficit	(76,075)

Total stockholders' deficit	(75,211)

Total liabilities, convertible preferred stock and shareholders' equity	$21,173

The accompanying notes are an integral part of the financial statements.

C2I GENOMICS INC.

CONSOLIDATED STATEMENT OF OPERATIONS
U.S. dollars in thousands

Year ended December 31,
2023

Revenues	$456

Cost of revenues	133

Gross profit	323

Operating expenses:

Research and development	17,880

Sales and marketing	2,039

General and administrative	2,352

Total operating expenses	22,271

Operating loss	21,948

Financial expenses, net	13,898

Loss before income taxes	35,846

Income taxes	154

Net loss	$36,000

The accompanying notes are an integral part of the financial statements.

C2I GENOMICS INC.

CONSOLIDATED STATEMENT OF CHANGES IN CONVERTIBLE PREFERRED STOCKS AND STOCKHOLDERS' EQUITY (DEFICIENCY)
U.S. dollars in thousands (except share data)

	Convertible Preferred Seed stocks		Convertible Preferred A stocks		Common stocks		Additional paid-in	Accumulated	Total stockholders’ equity (deficiency)
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit

Balance as of January 1, 2023	4,301,075	$1,171	13,952,268	$11,914	10,181,638	$10	$574	$(40,075)	$(39,491)

Share-based compensation expenses	—	—	—	—	—	—	236	—	236
Exercise of stock options	—	—	—	—	166,719	*)	44	—	44
Net loss	—	—	—	—	—	—	—	(36,000)	(36,000)

Balance as of December 31, 2023	4,301,075	$1,171	13,952,268	$11,914	10,348,357	$10	$854	$(76,075)	$(75,211)

*)    Less than $1.

The accompanying notes are an integral part of the financial statements.

C2I GENOMICS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
U.S. dollars in thousands (except share data)

Year ended December 31,
2023

Cash flows from operating activities:
Net Loss	$(36,000)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	567
Gain on disposal of equipment	(17)
Stock based compensation expenses	236
Change in fair value of convertible notes	14,649
Issuance expenses of convertible promissory note	10
Foreign currency transaction differences on cash and cash equivalents	152
Increase in restricted deposits for leases	(188)
Increase in accounts receivable	(6)
Decrease in prepaid expenses and other current assets	32
Increase in operating right of use asset	(1,244)
Increase in trade payables	101
Increase in payroll and benefit related liabilities	49
Increase in other accounts payable	87
Increase in operating lease liability, net	1,381

15,809

Net cash used in operating activities	(20,191)

Cash flows from investing activities:
Purchase of property and equipment	(81)
Proceeds from disposal of equipment	24

Net cash used in investing activities	(57)

Cash flows from financing activities:
Repayment of finance lease liability	(278)
Proceeds from issuance of Convertible promissory note, net	21,115
Proceeds from exercise of options	44

Net cash provided by financing activities	20,881

Effect of exchange rates on cash and cash equivalents	(152)

Increase in cash and cash equivalents	481
Cash and cash equivalents at beginning of period	18,323

Cash and cash equivalents at end of period	$18,804

The accompanying notes are an integral part of the financial statements.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 1: -    GENERAL

a.    C2I Genomics Inc. (the "Company") was incorporated on July 23, 2019, in the State of Delaware, United States and commenced its operations on the same date.

The Company has developed a novel method for estimating tumor burden in cancer patients through analysis of patient’s cell free DNA sequence and offer post-surgery monitoring of cancer recurrence and progression by analyzing subtle changes in the pattern of the tumor’s DNA.

The Company has a wholly-owned subsidiary, C2I Genomics Ltd., incorporated under the laws of the state of Israel (the "Israeli Subsidiary").

b.    Since inception, the Company has an accumulated deficit of $76,075 and negative cash flows from operating activities. On February 5, 2024, subsequent to the balance sheet date, the Company was acquired and merged into Veracyte, Inc. ("Veracyte") in an all-stock deal for total consideration of up to $95,000 (see Note 13). Veracyte is committed to fund the Company's operations for a period of at least twelve months from the date these financial statements were available to be issued.

NOTE 2: -    SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

a.    Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Intercompany transactions and balances have been eliminated upon consolidation.

b.    Use of estimates:

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions. The Company's management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 2: -    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.     Foreign currency:

The accompanying consolidated financial statements have been prepared in U.S. dollars.
A substantial portion of the Company’s expenses are incurred in New Israeli Shekels. However, the Company finances its operations mainly in U.S. dollars, a substantial portion of its expenses are incurred in U.S. dollars and revenues from its primary markets are anticipated to be generated in U.S. dollars. As such, the Company’s management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the U.S. dollar.
The Company has determined the functional currency of its foreign subsidiary is the U.S. dollar. The foreign operations are considered a direct and integral part or extension of the Company’s operations. The day-to-day operations of the foreign subsidiaries are dependent on the economic environment of the U.S. dollar.
Transactions and balances denominated in U.S. dollars are presented at their original amounts. Monetary accounts maintained in currencies other than the dollar are re-measured into dollars in accordance with Accounting Standards Codification ("ASC") 830, Foreign Currency Matters. All transaction gains and losses of the re-measurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.
d.    Cash equivalents:

Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired.
e.    Leases:

The Company accounts for its leases in accordance with ASC 842, Leases. The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: the lease transfers ownership of the asset by the end of the lease term; the lease contains an option to purchase the asset that is reasonably certain to be exercised; the lease term is for a major part of the remaining useful life of the asset; the present value of the lease payments equals or exceeds substantially all of the fair value of the asset; or the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of lease term. A lease is classified as an operating lease if it does not meet any one of these criteria. ROU assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the Company's obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets are then adjusted for any prepaid or deferred lease payments and lease incentives.
As the Company’s leases do not generally provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease terms when it is reasonably certain they will be exercised.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 2: -    SIGNIFICANT ACCOUNTING POLICIES (Cont.)
The Company has made an accounting policy election not to recognize ROU assets and lease liabilities for leases with an initial term of 12 months or less.
Finance lease expenses are recognized on a straight-line basis over the lesser of the useful life of the leased asset or the lease term. Interest on finance lease liability is recorded to Interest expenses. Operating lease expenses are on a straight-line basis over the lease term.
f.    Restricted deposits:
Restricted deposits are deposits used as security for the Company’s leases. Restricted deposits are presented at their cost.
g.    Property and equipment:
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers and peripheral equipment	15 - 33
Lab equipment	33
Leasehold improvements	Over the shorter of the term of the lease or useful life of the assets

h.    Impairment of long-lived assets:
The Company's' long-lived assets is reviewed for impairment in accordance with ASC 360, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.
For the year ended December 31, 2023, the Company did not record an impairment loss.
i.    Accounting for stock-based compensation:
The Company accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation. ASC 718 requires companies to estimate the fair Value of equity-based payment awards on the date of grant using an option-pricing model. The value of the award is recognized as an expense over the requisite service periods, which is generally the vesting period of the respective award, on a straight-line basis.
The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying Common stocks, the expected term of the award, the expected volatility of the price of the Company’s Common stocks, risk-free interest rates, and the expected dividend yield of Common stocks.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 2: -    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The following table sets forth the parameters used in computation of the options fair value for the year ended December 31, 2023:

Year ended December 31,
2023

Average expected term (in years)	6.25
Risk free interest rate	3.94%-4.75%
Volatility	60%-78%
Dividend yield	0%

The risk-free interest rate assumption is the implied yield currently available on the U.S treasury yield zero-coupon issues with a remaining term equal to the expected life term of the Company's options. The expected volatility is based on implied volatility of other comparable publicly traded companies. The Company determined the expected life of the options according to the simplified method. The Company have never declared or paid any cash dividends and do not presently intend to pay cash dividends in the foreseeable future. As a result, the Company used an expected dividend yield of zero. As the Company's Common stocks are not publicly traded, the Company's board of directors estimate the fair value of its Common stocks based on contemporaneous valuations and other factors deemed relevant by management.
j.    Employee benefit plans:
The Company's 401(k) plan (the "401(k) Plan") is a defined contribution retirement plan that covers all eligible Company's employees, as defined in section 401(k) of the U.S. Internal Revenue Code. Employees may elect to contribute a percentage of their annual gross eligible compensation to the 401(k) Plan. Under the 401(k) Plan, the Company matches employee contributions up to 4% of eligible pay. During the year ended December 31, 2023, the Company recorded $345 expenses related to the 401(k) plan.
In addition, C2I Genomics Ltd. has defined contribution plans pursuant to section 14 to the Severance Pay Law under which the Israeli Subsidiary pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods. The plans are normally financed by contributions to insurance companies. Contributions to the defined contribution plan in respect of severance or retirement pay are recognized as an expense when contributed concurrently with performance of the employee's services. During the year ended December 31, 2023, the Company recorded $287 in severance expenses related to these employees.
k.    Concentrations of credit risks:
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted deposits and accounts receivable.
Cash and cash equivalents and restricted deposits are invested in major banks in the United States and Israel. Cash, cash equivalents and restricted deposits in the United States may be in excess of insured limits and is not insured in other jurisdictions. Generally, these cash equivalents may be redeemed upon demand and, therefore, management believes that it bears lower risk.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 2: -    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.
l.    Revenue recognition:

The Company recognizes revenues in accordance with the five-steps model to record revenue under ASC 606: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies its performance obligations.
The Company generally enters into non-cancellable contracts in which the Company is required to test a fixed number of DNA samples. The Company considers the DNA sample testing to be its performance obligation. Therefore, revenue is recognized as the Company tests DNA samples.
In instances of contracts where revenue recognition differs from the timing of invoicing, the Company generally determined that those contracts do not include a significant financing component. The primary purpose of the invoicing terms is to provide customers with simplified and predictable ways of purchasing our products and services, not to receive or provide financing. The Company use the practical expedient and do not assess the existence of a significant financing component when the difference between payment and revenue recognition is a year or less.
Deferred revenue primarily consists of billings or payments received in advance of revenue recognition and is recognized as the revenue recognition criteria are met.
Transaction price allocated to remaining performance obligations represents non-cancelable contracts that have not yet been recognized, which includes deferred revenues and amounts not yet received that will be recognized as revenue in future periods.
The aggregate amount of the transaction price allocated to remaining performance obligations was $94 as of December 31, 2023.
For the year ended December 31, 2023, the Company's revenues were generated from two main customers in the United States.

m.    Cost of revenues:

Cost of revenues primarily consist of payroll expenses, hosting, royalty payments, equipment and laboratory supplies.

n.    Research and development expenses:

Research and development expenses include expenses incurred to operate a CLIA-certified lab, participate in clinical studies, and to further develop the Company’s proprietary technology and platform in a variety of applications.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 2: -    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

These expenses consist of compensation expenses, direct research and development expenses such as laboratory supplies and costs of sequencing samples, web hosting costs to analyze and store associated data, professional fees, and depreciation and amortization. The Company expenses all research and development costs in the periods in which they are incurred.

o.    Income taxes:

The Company account for income taxes under the liability method of accounting in accordance with the provisions of ASC 740, Income Taxes. ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provide a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are more likely than not to be realized.

ASC 740-10 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with ASC 740. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

The Company's policy is to classify interest expenses and penalties recognized in the financial statements as income taxes.

As of December 31, 2023, the Company did not identify any significant uncertain tax positions.

p.    Fair value of financial instruments:

The Company accounts for certain assets and liabilities at fair value under ASC 820, Fair Value Measurements and Disclosures. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

a.    Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 2: -    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.    Level 2: Observable inputs that reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

c.    Level 3: Unobservable inputs reflecting the Company’s own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of cash and cash equivalents, deposits, accounts receivable, prepaid expenses, trade payables and other accounts payables approximate fair value due to the short-term maturity of these instruments.

The fair value measurement of convertible promissory notes (Note 8) is measured using unobservable inputs that require a high level of judgment to determine fair value, and thus are classified as Level 3 financial instruments. The Company estimates the fair value of convertible promissory notes using the Option-pricing model.

q.    Recent Accounting Pronouncements:

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequently issued multiple amendments to the standard (collectively, “ASU 2016-13”). The provisions of ASU 2016-13 modify the impairment model to utilize an expected loss model in place of the incurred loss model and require a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company adopted ASU 2016-13 effective January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the Company's consolidated financial statements and related disclosures.

Recently Issued Accounting Pronouncements Not Yet Adopted
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topics 740): Improvements to Income Tax Disclosures, which expands the disclosure requirements for income taxes, primarily related to the rate reconciliation and income taxes paid. This ASU is effective for the fiscal years beginning after December 15, 2024. Early adoption permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 3: -    FAIR VALUE

In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:
a.    Convertible promissory notes:

The Company elected the fair value option pursuant to ASC 825 for the convertible promissory notes (the "CPN") (see Note 8). The carrying amount of the CPN is categorized as Level 3.

Determination of the fair value of the CPN includes inputs not observable in the market and was derived using the option pricing model using the following assumptions.

Year ended December 31,
2023

Time to maturity (years)	0.25
Risk free interest rate	5.40%
Volatility	99%

The following table provides a reconciliation of convertible notes measured at fair value using Level 3 significant unobservable inputs (in thousands):

Balance at January 1, 2023	$42,795
Additions	21,125
Change in fair value	14,649

Balance at December 31, 2023	$78,569

The following table sets forth the Company's assets and liabilities that were measured at fair value as of December 31, 2023, by level within the fair value hierarchy:

	December 31, 2023
	Level 1	Level 2	Level 3	Total

Financial assets:
Cash equivalent - Money market funds and treasury bills	$17,263	$—	$—	$17,263

Total financial assets	$17,263	$—	$—	$17,263

Financial liabilities:
Convertible promissory notes	$—	$—	$78,568	$78,568

Total financial liabilities	$—	$—	$78,568	$78,568

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 4: -    PREPAID EXPENSES AND OTHER CURRENT ASSETS

December 31,
2023

Government authorities	$165
Prepaid expenses	306
Other current assets	48

$519

NOTE 5: -    PROPERTY AND EQUIPMENT, NET

December 31,
2023
Cost:

Computers and peripheral equipment	$163
Lab equipment	888
Finance lease lab equipment	1,061
Leasehold improvements	31

2,143

Accumulated depreciation	1,731

Property and equipment, net	$412

Depreciation expenses for the year ended December 31, 2023, amounted to $567.

See Note 7 for finance lease commitments.

NOTE 6: -    OTHER PAYABLES AND ACCRUED EXPENSES

December 31,
2023

Government authorities	$201
Accrued expenses	797

$998

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 7: -    LEASES

The Company’s lease agreements generally do not contain any material residual value guarantees or material restrictive covenants. The Company entered into operating leases primarily for offices and labs. The leases have remaining lease terms of up to approximately 3 years, some of which may include options to extend the leases for up to an additional 5 years. In addition, in March 2021, the Company entered into a lease agreement for a genome sequencing equipment for a period of 36 months. The lease was classified as a finance lease since it contained an option to purchase the asset that is reasonably certain to be exercised.

The components of lease costs, which were included in research and development, general and administrative, and financial expenses in our consolidated statements of operations, were as follows (in thousands):

December 31,
2023

Operating lease costs	$1,400
Finance lease costs
Depreciation of finance lease lab equipment	354
Interest on lease liabilities	20
Sublease income	(53)

Total lease costs	$1,720

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 7: -    LEASES (Cont.)

Below is a composition of the Company's operating right-of-use asset and finance lease lab equipment and lease liabilities as of December 31, 2023:

December 31, 2023

Right-of-use asset – operating leases	$1,244
Finance lease lab equipment	$118

Operating lease liability, current	540
Operating lease liability, long term	841
Finance lease liability, current	144
Finance lease liability, long term	—

Total operating lease liabilities	$1,381
Total finance lease liabilities	$144

Minimum lease payments for the Company's finance right-of-use asset over the remaining lease periods as of December 31, 2023, are as follows:

December 31, 2023

2024	146

Total undiscounted lease payments	146
Less imputed interest	(2)

Net present value of future minimum lease payments	144

Weighted average of remaining finance lease term (in years)	—
Weighted average of finance lease discount rate	5%

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 7: -    LEASES (Cont.)

Minimum lease payments for the Company's operating leases over the remaining lease periods as of December 31, 2023, are as follows:

December 31, 2023

2024	703
2025	593
2026	354

Total undiscounted lease payments	1,650
Less imputed interest	(269)

Net present value of future minimum lease payments	1,381

Weighted average of remaining operating lease term (in years)	2.43
Weighted average of operating lease discount rate	14.33%

NOTE 8: - CONVERTIBLE PROMISSORY NOTES

On March 26, 2021 (the "Closing Date"), the Company entered into a Convertible Promissory Notes Agreement (the “CPN”) with several investors (the “Lenders”), pursuant to which the Lenders agreed to loan the Company up to $100,000 (the “Loan”). The CPN bears 5% annual interest and matures 36 months from the Closing Date (the "Maturity Date"), unless converted according to the Conversion Terms (as defined below).

Pursuant to the CPN, the Loan is automatically converted on the earlier of (i) the consummation of a Qualified Financing (the issuance and sale of preferred stocks for aggregate consideration of at least $10,000), (ii) the acquisition of the Company, (iii) the consummation of an IPO or a merger with a SPAC, or a similar transaction, in each case involving aggregate gross proceeds to the Company of no less than $50,000 or (iv) mandatory conversion at Maturity Date (together the "Conversion Terms").

On September 23, 2022, the CPN Agreement was amended (the “CPN Amendment”) to increase the maximum of the borrowing potential by $20,000 to a total of $120,000.

On January 30, 2023, the Company received an additional amount of $21,125 pursuant to the terms of the CPN Agreement. Issuance expenses amounted to a total of $10.

As of December 31, 2023, the Company received a total amount of $71,125 under the CPN Agreement.

The Company elected to account for the CPN under the fair value option in accordance with ASC 825, Financial Instruments. Under the fair value option, changes in fair value are recorded in earnings except for fair value adjustments related to instrument specific credit risk, which are recorded as other comprehensive income or loss.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 8: - CONVERTIBLE PROMISSORY NOTES (Cont.)

During the year ended December 31, 2023, the Company recognized $14,649 of remeasurement expenses. As of December 31, 2023, the Company did not recognize any instrument specific credit risk fair value adjustment.

As of December 31, 2023, the fair value for the CPN amounted to $78,568.

NOTE 9: -COMMITMENT AND CONTINGENT LIABILITIES

On February 28, 2020, the Company entered into a License Agreement (“CTL License”) with Cornell University (“CTL”) to allow for the exclusive development and commercialization of two inventions concerning Minimum Residual Disease (“MRD”). In consideration for the CTL License, the Company paid an issue fee of $100 and during the development phase, must pay license maintenance fees of $5 annually for the first three years and increasing up to $75 by the seventh year and thereafter.

For the year in which the Company makes its first commercial sale under the CTL License, it switches to the commercialization phase, the license maintenance fees are no longer applicable, and the Company must pay royalty fees earned on licensed products of 3.75% or 2%, depending on the type of sale.

The royalty rates increase to 4.25% and 2.5%, respectively, after the fourth anniversary of the first commercial sale and then to 4.75% and 3%, respectively, after the seventh anniversary of the first commercial sale.

In addition, the Company will also have to pay to CTL additional milestone payments if the cumulative revenue reaches $100,000 and $400,000.

For the year ended December 31, 2023, the Company incurred expenses of $257 with respect to the CTL License.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 10: -    CONVERTIBLE PREFERRED STOCKS AND SHAREHOLDERS EQUITY (DEFICIENCY)

a.    Composition:

The Company's authorized, outstanding and issued share capital is comprised as follows:

	December 31, 2023
	Number of stocks Authorized	Number of stocks issued and outstanding

Common Stock of $0.001 par value each	35,000,000	10,348,357
Convertible Preferred Seed Stock of $0.001 par value each	4,301,075	4,301,075
Convertible Preferred Series A Stock of $0.001 par value each	13,952,268	13,952,268

b.    Rights of shares:

1.    Common Stocks - The Common Stocks confers upon their holders certain liquidation rights, dividend rights and voting rights, which are subject to and qualified by the rights, powers and preferences of the holders of the Preferred A Stocks and Preferred Seed Stocks (collectively the "Preferred Stocks") as set forth herein.

2.    Preferred Stocks - the Preferred Stocks confer upon their holders all rights accruing to holders of Common Stocks in the Company, and in addition, the Preferred Stocks holders are entitled to the following rights:

Voting Rights

The Preferred Stocks shall vote together with the other shares of the Company in each case not as a separate class, in all general meetings, with each Preferred Stock having votes in such number as if then converted into Common Stocks.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 10: -    CONVERTIBLE PREFERRED STOCKS AND SHAREHOLDERS EQUITY (DEFICIENCY) (Cont.)

Dividend Provisions

Each holder of the Preferred A Stocks shall be entitled to receive, prior to and in preference to the holders of any other class or series of shares, a noncumulative dividend on each outstanding Preferred A Stock in an amount at least equal to: (i) five percent (5%) per annum of the Preferred A Stock original issue price of $0.8601 per share, subject to appropriate adjustments in the case of recapitalization events with respect to the Preferred A Stocks (the "Preferred A Stock Original Issue Price"), per each share of Preferred A Stock outstanding, or; (ii) (1) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred A Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred A Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or;

(2) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred A Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and (B) multiplying such fraction by an amount equal to the applicable Preferred A Stock Original Issue Price. In addition, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred A Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred A Stock dividend (collectively the "Preferred A Stocks Dividend Rights"). Following the payments of all preferential amounts required to be paid to the holders of Preferred A Stocks, each holder of the Preferred Seed Stocks shall be entitled to receive, prior to and in preference to the holders of any other class or series of stocks (except for the holders of Preferred A Stocks as mentioned above), a noncumulative dividend on each outstanding Preferred Seed Stock, calculated in accordance with the Preferred A Stocks Dividend Rights, while using a Preferred Seed Stock original issue price of $0.279 per share, subject to appropriate adjustments in the case of recapitalization events with respect to the Preferred Seed Stocks (the "Preferred Seed Stock Original Issue Price"), per each share of Preferred Seed Stock outstanding.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 10: -    CONVERTIBLE PREFERRED STOCKS AND SHAREHOLDERS EQUITY (DEFICIENCY) (Cont.)

Liquidation Preference

The holders of the Preferred A Stocks shall be entitled to receive, on a pari-passu basis, prior and in preference to all other shareholders of the Company, an amount out of the available assets per each Preferred A Share equal to the greater of: (i) An amount equal to the applicable original issue price with respect to the Preferred A Stocks, plus any dividends declared but unpaid thereon, less any amounts of cash or cash equivalents actually paid in preference to the holders of Preferred A Stock in prior distributions, or; (ii) Such amount per share as would have been payable had all shares of Preferred A Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (collectively the "Preferred A Stock Liquidation Amount"). Following the distribution of the Preferred A Stock Liquidation Amount, the holders of Preferred Seed Stocks shall be entitled to receive, prior and in preference to all other shareholders of the Company (except for the holders of the Preferred A Stocks as mentioned above), an amount out of the available assets per each Preferred Seed Stocks, calculated using the same Liquidation Rights entitled to the holders of the Preferred A Stocks, while using the Preferred Seed Stock Original Issue Price (the "Preferred Seed Stock Liquidation Amount").

Conversion rights

Each share of the Preferred Stocks is convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the relevant Preferred Stock Original Issue Price by the applicable original issue price of the Common Stock (the "Conversion Price"). such initial Conversion Price and the rate at which shares of Preferred A Stock may be converted into shares of Common Stock shall be subject to further adjustments as applicable.

Balance Sheet Classification and Measurement

The deemed liquidation preference provisions of the convertible preferred stock are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the convertible preferred shares have been presented outside of permanent equity in the temporary equity (mezzanine) section of the consolidated financial statements. As of December 31, 2023, the Company did not adjust the carrying values of the convertible preferred stock to the deemed liquidation values of such shares since a deemed liquidation event was not probable.

c.    Share Option plan:

On November 21, 2019, the Board of Directors of the Company adopted the "2019 Share Incentive Plan" (the "2019 Plan"), pursuant to which options may be granted to employees, directors and advisors.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 10: -    CONVERTIBLE PREFERRED STOCKS AND SHAREHOLDERS EQUITY (DEFICIENCY) (Cont.)

The term and vesting of each option shall be for a period that will be determined by the Company's Board of Directors at each of the grants. Each grant generally vests over a period of four years.

Pursuant to the 2019 Plan, the Company has reserved a total of 752,688 Common Stocks for issuance under the 2019 Plan.

On May 21, 2020, the Board of Directors resolved to increase the option pool which serves the 2019 Plan by additional 2,386,572 Common Stocks, to an aggregate amount of 3,139,260.

On January 18, 2022, the Board of Directors resolved to increase the option pool which serves the 2019 Plan by additional 1,132,822 Common Stocks, to an aggregate amount of 4,272,082.

As of December 31, 2023, a total of 1,175,433 options were available for future grant under the 2019 Plan.

The following table presents the Company's Stock option activity for employees and directors of the Company under the Plan and related information:

	Year ended December 31, 2023
	Number of options	Weighted-average exercise price	Weighted- average remaining contractual term (in years)

Outstanding at January 1, 2023	3,473,106	$0.53	8.22
Granted	205,000	$0.73	3.48
Forfeited	(763,094)	$0.69	8.26
Exercised	(166,720)	$0.27	7.08

Outstanding at December 31, 2023	2,748,292	$0.52	7.27

Options exercisable at the end of the year	1,791,341	$0.46	6.99

As of December 31, 2023, there were unrecognized compensation costs of approximately
$346, that are expected to be recognized over a weighted-average period of 1.95 years.

The weighted-average grant date fair value of options granted during the year ended December 31, 2023, was $0.45.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 10: -    CONVERTIBLE PREFERRED STOCKS AND SHAREHOLDERS EQUITY (DEFICIENCY) (Cont.)
For the year ended December 31, 2023, stock-based compensation expenses were approximately $236, related to stock options granted to employees and directors, and were allocated as follows:

Year ended December 31,
2023

Research and development	$200

Sales and marketing expenses	2

General and administrative	34

Total share-based compensation	$236

NOTE 11: - FINANCIAL EXPENSES, NET

Year ended December 31,
2023

Interest income	$(978)
Interest on finance leases	20
CPN fair value adjustments	14,649
Foreign currency transaction differences, net	207

Financial expenses, net	$13,898

NOTE 12: - INCOME TAXES

a.    The Company and its Israeli Subsidiary are subject to the following tax laws:
The Company is subject to U.S federal income tax rate of 21% in 2023.
Effective for tax years beginning on or after January 1, 2022, pursuant to the Tax Cuts and Jobs Act of 2017, companies are required to capitalize and amortize Internal Revenue Code Section 174 research and experimental expenses paid or incurred over five years for research and development performed in the United States and 15 years for research and development performed outside of the United States.
The Israeli Subsidiary is subject to corporate tax rate in 2023 was 23%
b.    The components of the net loss (income) before income taxes for the year ended December 31, 2023, were as follows:

December 31,
2023

Domestic	$36,336
Foreign	(490)

Total net loss	$35,846

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 12: - INCOME TAXES (Cont.)

The provision for income taxes for the year ended December 31, 2023 was as follows:

December 31,
2023
Current:
Domestic	$—
Foreign	154
Total current income tax expense	154

Deferred:
Domestic	—
Foreign	—
Total deferred income tax expense	—

Total current income tax expense	$154

c.    Net operating losses carry forward:

As of December 31, 2023, the Company has an operating tax loss carryforward for federal purposes in the amount of approximately $59,472, which have an indefinite carryover period. Utilization of U.S. net operating losses may be subject to substantial annual limitation due to "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

27

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 12: - INCOME TAXES (Cont.)

d.    Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2023, the Company's deferred taxes were in respect of the following:

December 31,
2023

Deferred tax assets:

Net operating loss carryforwards	$12,489
R&D capitalization and amortization	5,359
Provision for bonuses	149
Provision for vacation and recuperation	112
Lease liabilities	323

Total deferred tax assets before valuation allowance	18,432
Valuation allowance	(18,143)

Deferred tax asset	289

Deferred tax liabilities:
Right-of-use assets	289

Deferred tax liabilities	289

Deferred tax assets, net	$—

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. The Company has established a valuation allowance to offset certain deferred tax assets on December 31, 2023, due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

In 2023 the main reconciling item for the Company’s tax rate is tax loss carryforwards and temporary differences, for which a valuation allowance was provided.

e.    Tax assessments:

The Company and its Israeli subsidiary have not yet received final tax assessments since inception.

C2I GENOMICS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share data)
NOTE 13: - SUBSEQUENT EVENTS

In connection with the preparation of the consolidated financial statements and in accordance with authoritative guidance for subsequent events, the Company evaluated subsequent events after the balance sheet date through April 16, 2024, the date on which the audited financial statements were available to be issued.

On February 5, 2024, the Company completed the Agreement and Plan of Merger with Veracyte, Inc.(“Veracyte”) whereby Veracyte acquired 100% of the outstanding Company equity for a purchase price of $70,000, subject to customary purchase price adjustments. The consideration to acquire the Company comprised of $8,000 deposited into escrow to secure certain indemnification obligations of the Company securityholders, $200 deposited with the securityholders’ agent for payment or reimbursement of certain expenses potentially to be incurred by the securityholders’ agent in connection with the acquisition and the as-adjusted remainder paid to the Company securityholders in Veracyte's common stock. In addition, Veracyte may pay up to $25,000 to Company securityholders based on the achievement of future performance milestones over the next 2 years (“Milestone Payments”). Subject to certain limitation, the Milestone Payments shall be payable in cash or shares of Veracyte's common stock at Veracyte's election.

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